Exhibit 99.2

WestRock Announces Completion of Ingevity Separation

NORCROSS, GA., May 16, 2016 – WestRock Company (NYSE: WRK) announced today that it has successfully completed the separation of its specialty chemicals business, Ingevity Corporation, as an independent public company whose shares are listed on the New York Stock Exchange (NYSE) under the symbol “NGVT”.

Under the terms of the separation, WestRock stockholders received one share of Ingevity common stock for every six common shares of WestRock stock held as of the close of business on May 4, 2016. WestRock stockholders received cash in lieu of fractional NGVT shares.

“We are extremely pleased to complete the separation of Ingevity,” said Steve Voorhees, chief executive officer of WestRock. “Ingevity has the right team and strategy in place, and I am looking forward to following their successes as an independent company.”

NGVT shares will commence trading on the NYSE on May 16, 2016. WestRock will continue to trade on the NYSE under the symbol “WRK.”

With the transaction complete, WestRock expects to maintain its current annual dividend of $1.50 per share.

About WestRock

WestRock Company (NYSE: WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock’s 41,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

About Ingevity

Ingevity Corporation (NYSE: NGVT) provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. Learn more at www.ingevity.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding, among other things, that NGVT shares will commence trading on the NYSE on May 16, 2016 and WestRock expects to maintain its current annual dividend of $1.50 per share. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. These risks, and other factors that may impact management's assumptions, are more particularly described in WestRock’s filings with the Securities and Exchange Commission, including Item 1A “Risk Factors” in WestRock’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock
Investors:

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com

Media:
Chris Augustine, 470-328-6305
Director, Corporate Communications
mediainquiries@westrock.com